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                                                                    EXHIBIT 10.3


                          BUSINESS SERVICES CONTRACT

     This Service Agreement is made between Consulting & Strategy International, L.L.C. ("CSI"), 5433 Westheimer, Suite 500, Houston, Texas 77056, and InsynQ, Inc. ("Company"), 705 South 9/th/ Street, Suite 305, Tacoma, Washington, 98405, the Parties hereto hereby agree as follows:

     WHEREAS, Company is going public by and through whatever process is most, appropriate, and

     WHEREAS, CSI is in the business of consulting with public companies regarding issues of corporate image, business development and management and planning strategies, and

     IT IS, THEREFORE agreed that:

     CSI or its designee(s) shall have the right to purchase up to 600,000 additional shares ("Option Shares") of Company or its successor's stock, upon Company becoming publicly traded all at a price of $1.00 (one dollar) per share; however, such right to purchase up to said 600,000 shares shall not vest in CSI, or its designee(s); until Company, or its subsidiaries, shall have been funded a total of four (4) million dollars in any form from whatever source(s). Such Option Shares shall have continuing priority rights on registration(s) and shall be registered with and as part of the first block of shares registered by Company after the date of Company becoming publicly traded, or any subsequent registrations if the option to purchase such Option Shares has been exercised, in whole or part, by CSI prior to the final preparation date of any registration statement. CSI must exercise this option on or before thirty six (36) months after the first day upon which the stock of Company begins full reporting, full compliance, public trading, and Company receives said four (4) million dollars in funding.

     CSI or its designee(s) shall be granted warrants to purchase additional shares of Company immediately upon Company becoming a "publicly" traded firm. Such warrants shall be valid to be exercised in whole or parts, for a period of three (3) years from the date of signing a Warrant Agreement which shall be in the form as attached hereto as Exhibit "A" which Warrant Agreement shall be executed immediately upon Company becoming a publicly traded firm and which fully executed Warrant Agreement with attached Warrant(s) shall be delivered to CSI by Company immediately at that time. The amount of stock covered by the Warrants and the exercise prices shall be as follows:

     250,000 shares at $2.50 (two dollars and fifty cents) per share, which warrant must be exercised within one year of the average of the bid/ask price of Company remaining at a minimum $5.00 (five dollars) per share price for any continuous 30 trading day period, or the warrant may be exercised at any other time in the sole discretion of CSI.

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     250,000 shares at $3.00 (three dollars) per share, which warrant must be exercised within one year of the average of the bid/ask price of Company remaining at a minimum $7.00 (seven dollars) per share price for any continuous 30 trading day period, or the warrant may be exercised at any other time in the sole discretion of CSI.

     250,000 shares at $4.00 (four dollars) per share, which warrant must be exercised within one year of the average of the bid/ask price of Company remaining at a minimum $8.00 (eight dollars) per share price for any continuous 30 trading day period, or the warrant may be exercised at any other time in the sole discretion of CSI.

     250,000 shares at $4.50 (four dollars and fifty cents) per share, which warrant must be exercised within one year of the average of the bid/ask price of Company remaining at a minimum $10.00 (ten dollars) per share price for any continuous 30 trading day period, or the warrant may be exercised at any other time in the sole discretion of CSI.

     Company hereby agrees to the following terms plus agrees that Company shall execute a detailed Consulting Agreement Contract with CSI and/or its successor(s) and or designee(s), immediately upon completion of Company becoming publicly traded, which Consulting Agreement shall be for a minimum term of three
(3) years from the date of execution and be on CSI's standard form Consulting Agreement which shall call for monthly payments of $2,500 (twenty-five hundred dollars) per month beginning thirty (30) days after the date Company becomes publicly traded until the Company's stock bid price exceeds $6.00 (six dollars) per share for five (5) consecutive trading days, at which time the monthly retainer paid to CSI shall permanently increase to $5,000 (five thousand dollars) per month until the contract expires or until the stock bid price of Company exceeds $8.00 (eight dollars) per share for five (5) consecutive trading days, at which time the monthly retainer paid CSI shall permanently increase to $7,500 (seventy-five hundred dollars) per month until the contract expires or until the stock bid price of Company exceeds $10.00 (ten dollars) per share for five (5) consecutive trading days, or until Company or any of its subsidiaries have signed a commitment sheet with any funding sources(s) for a minimum of five
(5) million dollars of funding from any source(s), in any form, and has received a minimum of two (2) million dollars of said funding(s), at any of which times the monthly retainer paid CSI shall permanently increase to $10,000 (ten thousand dollars) per month until the contract expires. If CSI's monthly payment has been increased to $10,000 (ten thousand dollars) per month solely based on Company signing a funding term sheet and Company, through no fault of its own, fails to receive a total of five (5) million dollars of funding from whatever sources according to the schedule on the term sheet(s), CSI's monthly payment shall revert to the level it was before being raised to $10,000 (ten thousand dollars) per month until Company shall have received a cumulative total of five
(5) million dollars in funding from whatever sources, at which time CSI's monthly payment, if not already at $10,000 (ten thousand dollars) per month under other terms, shall permanently revert to $10,000 per month until this contract expires. (Note: The share price of Company is used as a benchmark for timing of consulting compensation increases for no other reason than because the stock price is an indicator of Company's earnings and/or ability to obtain additional financing or raise additional funds, and therefore, pay higher consulting fees. CSI shall not be expected to, nor shall it be allowed to, promote Company's stock or solicit purchases for Company's shares or be involved in any activities which prevent the issuance of S-8 stock to CSI under SEC rules.

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     CSI shall have the right to name two (2) member to Company's Board of
Directors for the term of CSI's consulting agreement subject to Company's Board of Directors' acceptance of CSI's board candidate, which acceptance shall not be unreasonably withheld. Such member is not to exceed 40% (forty percent) of Company's board members which Board of Directors Company shall expand to accommodate such additional member.

     If the foregoing is agreeable, please execute below with the understanding this contract is totally contingent on Company becoming a publicly traded firm. A facsimile signature shall be valid as an original and this Agreement may be executed separately in counterparts with all such parts constituting one whole agreement.


Executed this 18/th/ day of November __, 1999.


InsynQ, Inc.
("Company")

By: /s/ John P. Gorst
   -------------------------------------
   John P. Gorst, CEO and Chairman


Consulting & Strategy International, L.L.C.
("CSI")


By: /s/ Franklin C. Fisher, Jr.
   -------------------------------------
   Franklin C. Fisher, Jr., C.E.O.

Attachment(s):
Disclosure
Warrant Agreement

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                                 "DISCLOSURE"


     Franklin C. Fisher, Jr. is a licensed Texas attorney who performs consulting work for Consulting & Strategy International, L.L.C. ("CSI"), in his capacity as a consultant, and not as an attorney. Mr Fisher may, or will, have contact with InsynQ, Inc. ("Company"). It is clearly understood and acknowledged that Mr. Fisher does not represent CSI or Company as an attorney, nor will Mr. Fisher be performing any function for CSI or Company, as an attorney, but rather only in his capacity as a business consultant.

Please sign below to acknowledge this disclosure and your waiver of any potential conflict of interests claim.


Very Truly Yours,

/s/ Franklin C. Fisher, Jr.

Franklin C. Fisher, Jr.



Date: November 18, 1999


Consulting & Strategy International, L.L.C.       InsynQ, Inc.


By: /s/ Steve L. Tebo                             By: /s/ John P. Gorst
    ---------------------------------------           --------------------------
    Steve L. Tebo, President                          John P. Gorst, CEO

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                              AMENDMENT NO. 1 TO
                          BUSINESS SERVICES CONTRACT


     THIS AMENDMENT NO. 1 TO BUSINESS SERVICES CONTRACT (this "Amendment") is effective as of August 31, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Consulting and Strategy International, LLC ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Business Services Contract as of November 18, 1999; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Business Services Contract to reflect a new exercise date for options to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend paragraph 1 in its entirety as follows:

     "CSI or its designee(s) shall have the right to purchase up to 600,000 additional shares ("Option Shares") of Company or its successor's stock, upon Company becoming publicly traded at a price of $1.00 (one dollar) per share; however, such right to purchase up to said 600,000 shares shall not vest in CSI, or its designee(s), until Company, or its subsidiaries, shall have been funded a total of four (4) million dollars in any form from whatever source (s); provided further, however, that under no circumstances shall the option to purchase the 600,000 additional shares become exercisable before November 15, 2000. Such Option Shares shall have continuing priority rights on registration(s) and shall be registered with and as part of the first block of shares registered by Company after the date of Company becoming publicly traded, or any subsequent registration if the option to purchase such Option Shares has been exercised, in whole or in part, by CSI prior to the final preparation date of any registration statement. CSI must exercise this option on or before thirty six (36) months after the first day upon which the stock of Company begins full reporting, full compliance, public trading, and Company receives said four (4) million dollars in funding."
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     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                         CONSULTING & STRATEGY INTERNATIONAL, LLC


                         By:   /s/ Frank Fisher
                             ----------------------------------
                         Name:     Frank Fisher
                               --------------------------------
                         Title:
                                -------------------------------


                         INSYNQ, INC.


                         By: /s/  John P. Gorst
                             ----------------------------------
                         Name:    John P. Gorst
                              ---------------------------------
                         Title:   CEO
                               --------------------------------